Exhibit 5.2

January 8, 2025

Ribbon Acquisition Corp

Central Park Tower LaTour Shinjuku Room 3001

6-15-1 Nishi Shinjuku, Shinjuku-ku Tokyo 160-0023

Japan

Ladies and Gentlemen:

We have acted as counsel to Ribbon Acquisition Corp, a Cayman Island exempt Company, (the “Company”), in connection with the Registration Statement on Form S-1 (File No. 333-281806) (such registration statement, as amended through the date hereof, the “Registration Statement”) and the prospectus forming part of the registration statement (“Prospectus”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed offer and sale by the Company (the “Offering”) of (i) 50,000,000 units (the “Units”), with each Unit consisting of one of the Company’s Class A ordinary shares, $0.0001 par value (the “Ordinary Shares”) and one right (the “Rights”) entitling the holder thereof to receive one-seventh (1/7) of one Ordinary Share upon the consummation of an initial business combination; (ii) up to 750,000 Units (the “Over-Allotment Units”) for which A.G.P, the representative of the underwriters (the “Representative”), has been granted an over-allotment option, (iii) all Ordinary Shares and Rights issued as part of the Units and Over-Allotment Units; and (iv) all Ordinary Shares issuable upon conversion of the Rights included in the Units and Over-Allotment Units.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have reviewed originals or copies of the Registration Statement; the Prospectus; the form of underwriting agreement for the Offering; and such other corporate records, agreements and documents of the Company, certificates or comparable documents of public officials and officers of the Company and have made such other investigations as we have deemed necessary as a basis for the opinions set forth below.

In rendering the opinion set forth below, we have assumed:

a.	the genuineness of all signatures;

b.	the legal capacity of natural persons;

c.	the authenticity of all documents submitted to us as originals;

d.	the conformity to original documents of all documents submitted to us as duplicates or conformed copies;

e.	as to matters of fact, the truthfulness of the representations made in certificates or comparable documents of public officials and officers of the Company;

f.	neither the execution and delivery by the Company of the Underwriting Agreement nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Securities: (i) conflicts or will conflict with the organizational documents of the Company or (ii) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (ii) with respect to the Opined-on Law (as defined below).

We have not independently established the validity of the foregoing assumptions.

1185 AVENUE OF THE AMERICAS | 31ST FLOOR | NEW YORK, NY | 10036
T (212) 930-9700 | F (212) 930-9725 | WWW.SRFC.LAW

Our opinion is limited to the laws of the State of New York (the “Opined-on Law”) and we do not express any opinion herein concerning any other law. This opinion letter speaks only as of its date.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that

(i)	When the Units are issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, each Unit will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

(ii)	When the Rights included in the Units are issued, delivered and paid for in accordance with the Underwriting Agreement, each Right will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Sichenzia Ross Ference Carmel LLP

Sichenzia Ross Ference Carmel LLP

1185 AVENUE OF THE AMERICAS | 31ST FLOOR | NEW YORK, NY | 10036
T (212) 930-9700 | F (212) 930-9725 | WWW.SRFC.LAW